UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2015

ARES MANAGEMENT, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 201-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2015, Ares Holdings L.P., a Delaware limited partnership (“Ares Holdings”), Ares Domestic Holdings L.P., a Delaware limited partnership (“Ares Domestic”), Ares Investments L.P., a Delaware limited partnership (“Ares Investments”), Ares Real Estate Holdings L.P., a Delaware limited partnership (collectively with Ares Holdings, Ares Domestic and Ares Investments, the “Borrower”) and certain subsidiaries of Ares Management, L.P. (the “Registrant”) entered into Amendment No. 5 (the “Credit Facility Amendment”) to the Sixth Amended and Restated Credit Agreement, dated as of April 21, 2014 (as amended through and including the Credit Facility Amendment, the “Credit Agreement”), by and among the Borrower, the guarantors party thereto (together with the Borrower, the “Loan Parties”), the lenders party thereto and JPMorgan Chase Bank, N.A., as agent.

The Credit Facility Amendment, among other things, (i) creates a new designated subsidiary category for entities that are generally excluded from certain covenants under the Credit Agreement, (ii) amends the definition of “Adjusted EBITDA” to, among other things, (a) exclude incentive fees from the calculation of “Adjusted EBITDA” and (b) limit the amount of management fees and certain other fees included in “Adjusted EBITDA”  that are attributable to certain designated subsidiaries, (iii) introduces a base rate floor and LIBOR rate floor of zero, (iv) amends the debt covenant to, among other things, (a) permit debt incurrence by certain designated subsidiaries in connection with regulatory requirements and (b) permit the incurrence of up to $300 million of debt at any one time by certain other designated subsidiaries, (v) amends the covenant requiring maintenance of a leverage ratio to increase the ratio to 4.00:1.00, (vi) eliminates the interest coverage ratio covenant and (vii) makes certain other amendments to the provisions of the Credit Agreement.

A copy of the Credit Facility Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Credit Facility Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Credit Facility Amendment.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description

10.1

Amendment No. 5, dated as of December 16, 2015, to the Sixth Amended and Restated Credit Agreement, dated as of April 21, 2014, by and among Ares Holdings LLC, Ares Domestic Holdings L.P., Ares Investments LLC, Ares Real Estate Holdings L.P., the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT, L.P.
By: Ares Management GP LLC, its general partner
Date: December 21, 2015

	By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Exhibit Index

Exhibit Number	Description

10.1

Amendment No. 5, dated as of December 16, 2015, to the Sixth Amended and Restated Credit Agreement, dated as of April 21, 2014, by and among Ares Holdings LLC, Ares Domestic Holdings L.P., Ares Investments LLC, Ares Real Estate Holdings L.P., the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A.